Exhibit 99.1

CBAK Energy Reports First Quater 2025 Unaudited Financial Results

DALIAN, China, May 19, 2025 /PRNewswire/ -- CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”) a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the first quarter ended March 31, 2025.

First Quater of 2025 Financial Results

Net revenues1 were $34.9 million, representing a decrease of 41% compared to $58.8 million in the same period of 2024. The substantial decline primarily stems from our Dalian facilities, where a major portion of customers are in the residential energy supply sector. These facilities are currently undergoing a product portfolio upgrade, transitioning from Model 26650 to Model 40135. Customers who previously purchased Model 26650 are now in a transitional phase of testing and validating the new Model 40135. We anticipate a gradual recovery as both existing and potential customers complete the validation of Model 40135.

Among these revenues, detailed revenues from our battery business are:

Battery Business	2024 First Quater	2025 First Quater	% Change YoY
Net Revenues ($)	44,837,869	20,363,338	-54.6
Gross Profits ($)	18,458,522	4,720,102	-74.4
Gross Margin	41.2%	23.2%	-
Net Income ($)	11,682,429	336,861	-97.1
Net Revenues from Battery Business on Applications ($)
Electric Vehicles	480,181	537,507	11.9
Light Electric Vehicles	1,510,292	2,844,874	88.4
Residential Energy Supply & Uninterruptable supplies	42,847,396	16,980,957	-60.4
Total	44,837,869	20,363,338	-54.6

[1]	Net revenues consist of the Company’s self-operated battery business and Hitrans, which was acquired in 2021, an independently managed raw materials business.

Cost of revenues was $30.14 million, representing a decrease of 24.7% from $40.0 million in the same period of 2024.

Gross profit was $4.8 million, representing an decrease of 74.43%  from $18.78 million in the same period of 2024. Gross margin was 13.7%, compared to 31.9% in the same period of 2024.

Operating loss amounted to $2.86 million, compared to an operating income of $10.3  million in the same period of 2024.

Net loss attributable to shareholders of CBAK Energy was $1.58 million, compared to net income attributable to shareholders of CBAK Energy of $9.8  million in the same period of 2024.

Basic and diluted loss per share were both $0.02, compared to basic and diluted income per share of $0.11 in 2024.

Zhiguang Hu, Chief Executive Officer of the Company, commented, “As anticipated, we experienced a significant 41% year-over-year decline in net revenues. This decrease was expected, as Model 26650 — a cell developed in 2006 and still produced at our Dalian facilities — has become largely outdated. Both existing and potential customers are currently transitioning from Model 26650 to the more advanced Model 40135. We are confident that, upon completing the construction of new manufacturing lines for Model 40135 in the second half of this year, and as customers finalize product validation, our revenues will begin to recover gradually.”

Jiewei Li, Chief Financial Officer and Secretary of the Board, added, “As Mr. Hu emphasized, we expect to recover once the product portfolio upgrade at our Dalian facilities is completed. Meanwhile, our Nanjing facilities continue to experience strong growth momentum, driven by robust market demand for Model 32140, our most advanced and flagship product to date. Additionally, we are in the final stages of securing a long-term order from one of our key customers, which we hope to finalize and share with our shareholders in the near future.”

Conference Call

CBAK Energy’s management will host an earnings conference call at 9:00 AM U.S. Eastern Time on Monday, May 19, 2025 (9:00 PM Beijing/Hong Kong Time on May 19, 2025).

For participants who wish to join our call online, please visit: https://edge.media-server.com/mmc/p/wfu5unoh

Participants who plan to ask questions during the call will need to register at least 15 minutes prior to the scheduled call start time using the link provided below. Upon registration, participants will receive the conference call access information, including dial-in numbers, a unique pin, and an email with detailed instructions.

Participant Online Registration: https://register-conf.media-server.com/register/BIb49b754e574a43e68068965ba0234966

Once completing the registration, please dial-in at least 10 minutes before the scheduled start time of the conference call and enter the personal pin as instructed to connect to the call.

A replay of the conference call may be accessed within seven days after the conclusion of the live call at the following website: https://edge.media-server.com/mmc/p/wfu5unoh

The earnings release and the link for the replay are available at ir.cbak.com.cn

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium and sodium batteries, as well as the production of raw materials for use in manufacturing high power lithium batteries. The applications of the Company’s products and solutions include electric vehicles, light electric vehicles, energy storage and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing, Shaoxing and Shangqiu, as well as a large-scale R&D and production base in Dalian.

For more information, please visit ir.cbak.com.cn

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, that the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, the effects of the global Covid-19 pandemic or other health epidemics, changes in domestic and foreign laws, regulations and taxes, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain markets for the Company’s products and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For further inquiries, please contact:

In China:

CBAK Energy Technology, Inc.
Investor Relations Department
Email: ir@cbak.com.cn

CBAK Energy Technology, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2024 and March 31, 2025

(Unaudited)

(In US$ except for number of shares)

	December 31, 2024	March 31, 2025
Assets
Current assets
Cash and cash equivalents	$6,724,360	$4,052,010
Pledged deposits	54,061,642	43,482,693
Term deposits	4,237,090	5,530,030
Trade and bills receivable, net	32,938,918	40,835,093
Inventories	22,851,027	30,803,486
Prepayments and other receivables	20,004,966	17,991,265
Receivables from former subsidiary	12,399	9,011
Income tax recoverable	566,458	455,342
Total current assets	141,396,860	143,158,930

Property, plant and equipment, net	85,486,829	84,283,683
Construction in progress	42,526,859	51,527,443
Long-term investments, net	2,246,494	2,313,725
Prepaid land use rights	11,075,973	11,056,715
Intangible assets, net	382,962	268,398
Deposit paid for acquisition of long-term investments	15,864,318	15,949,095
Operating lease right-of-use assets, net	3,237,849	2,906,652
Total assets	$302,218,144	$311,464,641

Liabilities
Current liabilities
Trade and bills payable	84,724,386	93,398,948
Short-term bank borrowings	26,087,350	29,301,628
Other short-term loans	335,715	335,905
Accrued expenses and other payables	58,285,635	50,305,373
Payable to a former subsidiary, net	419,849	418,211
Deferred government grants, current	556,214	559,186
Product warranty provisions	23,426	23,000
Operating lease liability, current	1,268,405	1,159,373
Total current liabilities	171,700,980	175,501,624

Long-term bank borrowings	-	4,131,890
Deferred government grants, non-current	7,580,255	10,272,610
Product warranty provisions	420,688	417,565
Operating lease liability, non-current	2,449,056	2,397,859
Total liabilities	182,150,979	192,721,548

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 90,083,396 issued and 89,939,190 outstanding as of December 31, 2024; and 90,083,868 issued and 89,939,662 outstanding as of March 31, 2025	90,083	90,083
Donated shares	14,101,689	14,101,689
Additional paid-in capital	247,842,445	247,869,511
Statutory reserves	1,230,511	3,042,602
Accumulated deficit	(122,605,730)	(125,997,055)
Accumulated other comprehensive loss	(14,919,345)	(14,248,434)
	125,739,653	124,858,396

Less: Treasury shares	(4,066,610)	(4,066,610)

Total shareholders’ equity	121,673,043	120,791,786
Non-controlling interests	(1,605,878)	(2,048,693)
Total equity	120,067,165	118,743,093

Total liabilities and shareholder’s equity	$302,218,144	$311,464,641

CBAK Energy Technology, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the three months ended March 31, 2024 and 2025

(Unaudited)

(In US$ except for number of shares)

	Three months ended March 31,
	2024	2025
Net revenues	$58,822,432	$34,938,901
Cost of revenues	(40,041,385)	(30,137,167)
Gross profit	18,781,047	4,801,734
Operating expenses:
Research and development expenses	(2,815,518)	(3,023,961)
Sales and marketing expenses	(1,724,032)	(896,050)
General and administrative expenses	(4,092,527)	(3,804,137)
Allowance of credit losses and bad debts written off, net	114,013	58,395
Total operating expenses	(8,518,064)	(7,665,753)
Operating income (loss)	10,262,983	(2,864,019)
Finance income, net	9,663	45,120
Other income, net	367,438	712,792
Share of (loss) income of equity investee	(18,824)	55,125
Income (loss) before income tax	10,621,260	(2, 050,982)
Income tax expenses	(1,048,786)	-
Net income (loss)	9,572,474	(2, 050,982)
Less: Net loss attributable to non-controlling interests	263,976	471,748
Net income (loss) attributable to shareholders of CBAK Energy Technology, Inc.	$9,836,450	$(1,579,234)

Net income (loss)	9,572,474	(2,050,982)
Other comprehensive income (loss)
– Foreign currency translation adjustment	(1,906,048)	699,844
Comprehensive income (loss)	7,666,426	(1,315,138)
Less: Comprehensive loss attributable to non-controlling interests	274,223	442,816
Comprehensive income (loss) attributable to CBAK Energy Technology, Inc.	$7,940,649	$(908,322)

Income (loss) per share
– Basic	$0.11	$(0.02)
– Diluted	$0.11	$(0.02)

Weighted average number of shares of common stock:
– Basic	89,925,024	89,938,690
– Diluted	90,123,965	89,938,690

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